Exhibit 99.1

Healthcare Trust of America, Inc. Announces 1Q 2016 Acquisitions and Investment Pipeline

$163 Million of Investments Closed in the First Quarter with an Additional $210 Million of Investments Subject To Executed Purchase and Sale Agreements

SCOTTSDALE, AZ, April 5, 2016 – Healthcare Trust of America, Inc. (NYSE: HTA or the “Company”) announced today its investment activity for the beginning of 2016. This includes total investments closed in the first quarter of 2016 of approximately $163 million and an additional $210 million of investments under signed purchase and sale agreements expected to close primarily in the second quarter of 2016. HTA also has executed exclusive non-binding letters of intent to acquire several properties.

These investments continue HTA’s philosophy of acquiring medical office buildings affiliated with leading health systems in key markets located either on health system campuses, on academic medical centers, or in community core locations. The new investments that are closed or under contract are primarily focused in New England, Texas and other existing HTA key markets.

1Q 2016 Investments

Acquisitions that were completed in the first quarter of 2016 totaled $163 million and were acquired at an average first year unlevered yield between 6.0% and 6.5% overall, including:

•	Yale One Long Wharf MOB (New Haven, CT): This 287,000 square foot medical office building (“MOB”) is 99% occupied and is located in New Haven, Connecticut. The building is located approximately one mile from Yale University and Yale University Health System’s main campus and includes a mix of health system, university, and independent physician tenants. This investment creates a new relationship with one of the nation’s top universities and grows HTA’s presence in the New England area. HTA acquired this property in January 2016 for approximately $74 million.

•	Texas MOB Portfolio (primarily Houston and El Paso, TX): This seven building portfolio was acquired in February for approximately $83 million and consists of over 483,000 square feet of gross leasable area located on-campus with Tenet Healthcare hospitals in Houston and El Paso. Approximately 81% of the investment is in the Houston market, primarily consisting of a 251,000 square foot building located in the north end of the Texas Medical Center and attached to the Park Plaza hospital. The portfolio was approximately 86% occupied at closing. This acquisition increases HTA’s total investment in the Texas Medical Center to over 425,000 square feet and creates operating synergies for HTA’s property management and leasing platform.

•	Charleston MOB (Charleston, SC): HTA also completed the acquisition of a 22,000 square foot MOB located in Charleston, SC for approximately $6 million. This building is 100% occupied and is adjacent to a local health system as well as an existing HTA MOB.

Pending Transactions

In addition to the completed acquisitions above, the Company has entered into definitive agreements to acquire MOBs with an aggregate purchase price of approximately $210 million. These MOBs total approximately 668,000 square feet of gross leasable area and are located within HTA’s key market areas in New England and the Midwest. The properties are either on-campus or in community core locations and are affiliated with leading health systems within their respective markets. The expected first year unlevered yield is between 6.0% and 6.5% on average for the group. These investments are expected to close primarily in the second quarter of 2016. The Company also has several properties under executed exclusive non-binding letters of intent.

The pending acquisitions described in this press release are subject to customary closing conditions. The non-binding letters of intent are subject to negotiation and execution of definitive agreements and customary closing conditions. There can be no assurance the Company will complete these transactions or acquire any of these buildings.

About HTA

Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings. Over the last nine years since its formation in 2006 and as of December 31, 2015, the Company has invested $3.6 billion in medical office buildings and other healthcare assets comprising 15.5 million square feet across 28 states. HTA has a consistent track record of generating stockholder returns and was listed on the New York Stock Exchange in June of 2012.

HTA targets investments in key markets with above average growth and healthcare infrastructure that is capable of servicing long-term patient demand. Within each key market, HTA focuses on acquiring medical office buildings on health system campuses, in community-core locations, or near university medical centers. The portfolio consists of medical office buildings that are primarily core-critical, a key part of the integrated delivery of healthcare, and that continue to complement the Company’s institutional asset management and leasing platform. HTA’s business strategy is defined by establishing critical mass within key markets which allows HTA’s asset management and in-house leasing platform to drive earnings growth, capitalize on synergies and maximize expense efficiencies, and build lasting tenant relationships which leads to retention, rent growth and long-term value creation across the portfolio.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;

•	retention of HTA’s senior management team;

•	financial stability and solvency of HTA’s tenants;

•	supply and demand for operating properties in the market areas in which HTA operates;

•	HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in HTA’s credit facilities;

•	changes in HTA’s credit ratings;

•	HTA’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	delays in liquidating defaulted mortgage loan investors; and

•	the risk factors set forth in HTA’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015 and in HTA’s Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.